UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2016

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On December 13, 2016, Affinity Gaming (the “Company”) held a special meeting of the Company’s stockholders (the “Special Meeting”) in connection with the previously announced merger (the “Merger”) of Affinity Merger Sub, Inc., a Nevada corporation (“Merger Sub”) and a wholly owned subsidiary of Z Capital Affinity Owner, LLC, a Delaware limited liability company (“Parent”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of August 22, 2016, by and among Parent, Merger Sub and the Company (the “Merger Agreement”).
At the Special Meeting, the Company’s stockholders approved the Merger, the Merger Agreement and the principal terms thereof. The final voting results are as follows:

1.
To approve the adoption of the Agreement and Plan of Merger (including the principal terms thereof), dated as of August 22, 2016, among Parent, Merger Sub and the Company, and the merger, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,199,573	—	—	—

2.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,184,804	8,265	6,504	—
In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary and appropriate, for the purpose of soliciting additional proxies. The adjournment proposal, which was unnecessary in light of the approval of the Merger and the Merger Agreement by the Company’s stockholders as indicated above, was not submitted to the Company’s stockholders for approval at the Special Meeting.
Item 8.01 Other Events.
On December 13, 2016, the Company issued a press release announcing the results of the Special Meeting. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01(d) Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	December 13, 2016	By:	/s/ Walter Bogumil
		Name:	Walter Bogumil
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated	December 13, 2016